LifeVantage Announces Third Quarter Fiscal Year 2016 Results

Reports Record Quarterly Revenue of $56.2 Million

Third Quarter Revenue Increased 24.4% year over year

Third Quarter Americas Revenue increased 33.8% year over year

Company Narrows Fiscal 2016 Guidance

Salt Lake City, UT, May 4, 2016, LifeVantage Corporation (NASDAQ: LFVN) today reported financial results for its third fiscal quarter ended March 31, 2016.

Third Quarter Fiscal 2016 Highlights:

•	Revenue increased 24.4% to $56.2 million, compared to $45.2 million in the third fiscal quarter of 2015 and 8.0% on a sequential basis;

•	Revenue in the Americas increased 33.8% when compared to the third fiscal quarter of 2015 and 9.9% on a sequential basis;

•	Revenue in Asia/Pacific & Europe continued to improve, rising 1.7% on a sequential basis;

•	Adjusted EBITDA increased 54.6% to $5.1 million, compared to $3.3 million in the third fiscal quarter of 2015;

•	Adjusted earnings per diluted share increased 83.0% to $0.14, compared to $0.08 in the third fiscal quarter of 2015;

•	Refinanced term loan in March 2016, lowering the interest rate and improving cash flow.

“We are excited about our record revenue performance during the third quarter. We are seeing positive trends in our existing business, leading up to what may be the biggest new product launch in the company's history with the upcoming May 17th cyber launch of NRF1,” stated LifeVantage President and Chief Executive Officer Darren Jensen. “We are successfully combining visionary product innovation with a highly duplicatable business opportunity, further enabling our independent distributors to be successful. The results are evident in our sales growth.”

Third Quarter Fiscal 2016 Results

For the third fiscal quarter ended March 31, 2016, the Company reported revenue of $56.2 million, a 24.4% increase compared to $45.2 million for the comparable period in fiscal 2015; and an 8.0% increase compared sequentially to revenue of $52.0 million for the second fiscal quarter ended December 31, 2015. Year-over-year quarterly revenue reflects an increase of 33.8% in the Americas and a decrease in the Asia/Pacific & Europe region of 0.9%.

Commissions and incentives expense for the third fiscal quarter of 2016 was $28.2 million, or 50.2% of revenue, compared to $21.6 million, or 47.9% of revenue, for the same period last year. Selling, general and administrative expense (SG&A) for the third fiscal quarter of 2016 was $14.6 million, or 26.1% of revenue, compared to $14.5 million, or 32.1% of revenue, in the same period last year.

Operating income for the third fiscal quarter of 2016 was $3.6 million, compared to $1.5 million for the third fiscal quarter of 2015. Adjusted EBITDA was $5.1 million for the third fiscal quarter of 2016, compared to $4.5 million for the second fiscal quarter of 2016 and $3.3 million for the prior year period.

Net income for the third fiscal quarter of 2016 was $1.0 million, or $0.07 per diluted share, calculated on 14.1 million fully diluted shares. This compares to net income for the third fiscal quarter of 2015 of $0.6 million, or $0.04 per diluted share, calculated on 14.0 million fully diluted shares. Adjusted for a write-off of deferred debt transaction costs of $1.0 million, net of tax, associated with refinancing the Company’s term loan and $0.1 million, net of tax, for executive team transition expenses, adjusted Non-GAAP net income was $2.0 million for the third fiscal quarter of 2016, or $0.14 per diluted share; compared to $1.1 million, or $0.08 per diluted share for the comparable period last year. Non-GAAP adjustments to net income during the third fiscal quarter of 2015 included $0.4 million of executive severance costs and $0.1 million of executive team transition costs, both net of tax.

Fiscal 2016 First Nine Months Results

For the nine months ended March 31, 2016, the Company reported net revenue of $153.5 million, an increase of 5.8% compared to $145.0 million in the prior year period. Revenue in the Americas increased 13.8%, while revenue in Asia/Pacific & Europe decreased 14.6% due predominantly to lower sales in Japan that occurred primarily during the first quarter of fiscal 2016. Revenue for the nine months of fiscal 2016 was negatively impacted $2.7 million, or 1.9%, by foreign currency fluctuation.

Operating income for the first nine months of fiscal 2016 was $9.3 million, compared to $12.3 million for the prior year period. Operating income for the nine months ended March 31, 2016 includes $1.7 million of the previously announced executive transition and one-time expenses. Adjusted EBITDA was $14.1 million for the first nine months of fiscal 2016, compared to $14.3 million for the prior year period. Operating income and Adjusted EBITDA for the nine months ended March 31, 2015 includes the benefit of approximately $2.0 million from proceeds recovered and related to the Company's December 2012 product recall, partially offset by severance and executive team transition costs of $0.7 million.

Net income for the first nine months of fiscal 2016 was $3.7 million, or $0.26 per diluted share, compared to $6.8 million, or $0.47 per diluted share for the prior year period. On a tax adjusted basis, adjusting for the previously mentioned executive transition and one-time charges during the first nine months of 2016 of $1.1 million and the $1.0 write-off of deferred debt transactions costs for the first nine months of fiscal 2016, adjusted Non-GAAP net income for the nine months ended March 31, 2016 was $5.7 million or $0.41 per diluted share. On a tax adjusted basis, and adjusting for the one-time insurance benefit for the nine months of fiscal 2015 of $1.4 million partially offset by $0.5 million of severance and executive transition costs, adjusted Non-GAAP net income for the nine months ended March 31, 2015 was $5.9 million or $0.41 per diluted share.

Balance Sheet & Liquidity

The Company generated $6.2 million of cash from operations during the first nine months of fiscal 2016, compared to $9.0 million in the same period last year. The Company's cash and cash equivalents at March 31, 2016 were $8.5 million compared to $13.9 million at the end of fiscal year 2015. The Company repaid $11.6 million of debt during the first nine months of fiscal 2016. Additionally, the Company completed the refinancing of its term loan in March 2016.

Fiscal Year 2016 Guidance

The Company is updating its fiscal year 2016 annual guidance. The Company now expects to generate revenue in the range of $205 million to $210 million in fiscal year 2016, compared to the previous range of $195 million to $210 million. The Company now expects to achieve adjusted Non-GAAP earnings per diluted share in the range of $0.53 to $0.58, compared to the previous range of $0.50 to $0.60. The Company now expects unadjusted GAAP earnings per diluted share in the range of $0.38 to $0.43, taking into account the $1.0 million after-tax write-off, or $0.07 per diluted share, of deferred debt transaction costs associated with refinancing its term loan, compared to the previous range of $0.42 to $0.52.

Conference Call Information

The Company will hold an investor conference call today at 2:30 p.m. Mountain time (4:30 p.m. Eastern time). Investors interested in participating in the live call can dial (888) 213-3922 from the U.S. International callers can dial (913) 981-5526. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, May 11, 2016, by dialing (877) 870-5176 from the U.S. and entering confirmation code 8518374, or (858) 384-5517 from international locations, and entering confirmation code 8518374.

There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for approximately 30 days.

About LifeVantage Corporation

LifeVantage Corporation (Nasdaq:LFVN), is a science based network marketing company dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The company is the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, the TrueScience™ Anti-Aging Skin Care Regimen, Canine Health, the AXIO™ energy product line and the PhysIQ™ smart weight management system. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", “may be” "ideal fit", and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our leadership in the global market, new product launches, future growth and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

About Non-GAAP Financial Measures

We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income and Earnings Per Share as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period.

We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The tables set forth below present Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share which are non-GAAP financial measures to Net Income and Earnings Per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contact:
Cindy England (801) 432-9036
Director of Investor Relations
-or-
Scott Van Winkle (617) 956-6736
Managing Director, ICR INC

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands, except per share data)	As of
ASSETS	March 31, 2016	June 30, 2015
Current assets
Cash and cash equivalents	$8,494	$13,905
Accounts receivable	2,042	1,031
Income tax receivable	2,226	2,179
Inventory	17,002	9,248
Current deferred income tax asset	1,086	1,117
Prepaid expenses and deposits	4,855	2,995
Total current assets	35,705	30,475

Property and equipment, net	4,981	5,759
Intangible assets, net	1,778	1,879
Long-term deferred income tax asset	229	235
Other long-term assets	1,427	1,433
TOTAL ASSETS	$44,120	$39,781
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,938	$2,614
Commissions payable	8,291	6,505
Other accrued expenses	9,067	5,600
Current portion of long-term debt	2,000	11,141
Total current liabilities	25,296	25,860

Long-term debt
Principal amount	8,000	10,484
Less: unamortized discount and deferred offering costs	(99)	(1,951)
Long-term debt, net of unamortized discount and deferred offering costs	7,901	8,533
Other long-term liabilities	2,084	2,063
Total liabilities	35,281	36,456
Commitments and contingencies - Note 6
Stockholders' equity
Preferred stock - par value $.001 per share, 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock - par value $.001 per share, 250,000 shares authorized and 14,008 and 13,958 issued and outstanding as of March 31, 2016 and June 30, 2015, respectively	14	14
Additional paid-in capital	119,374	117,657
Accumulated deficit	(110,426)	(114,095)
Accumulated other comprehensive loss	(123)	(251)
Total stockholders’ equity	8,839	3,325
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,120	$39,781

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2016	2015	2016	2015
(In thousands, except per share data)
Revenue, net	$56,160	$45,155	$153,507	$145,035
Cost of sales	9,714	7,552	24,531	20,717
Gross profit	46,446	37,603	128,976	124,318

Operating expenses:
Commissions and incentives	28,185	21,637	77,525	69,406
Selling, general and administrative	14,630	14,481	42,117	42,572
Total operating expenses	42,815	36,118	119,642	111,978
Operating income	3,631	1,485	9,334	12,340

Other income (expense):
Interest expense	(1,808)	(748)	(3,176)	(2,341)
Other income (expense), net	(46)	(13)	(256)	(56)
Total other income (expense)	(1,854)	(761)	(3,432)	(2,397)
Income before income taxes	1,777	724	5,902	9,943
Income tax expense	(774)	(151)	(2,233)	(3,182)
Net income	$1,003	$573	$3,669	$6,761
Net income per share:
Basic	$0.07	$0.04	$0.27	$0.48
Diluted	$0.07	$0.04	$0.26	$0.47
Weighted average shares outstanding:
Basic	13,734	13,724	13,721	13,969
Diluted	14,128	13,961	14,072	14,256

Other comprehensive income, net of tax:
Foreign currency translation adjustment	102	1	128	(78)
Other comprehensive income, net of tax:	102	1	128	(78)
Comprehensive income	$1,105	$574	$3,797	$6,683

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Revenue by Region
(unaudited)

	For the Three Months Ended March 31,				For the Nine Months Ended March 31,
	2016		2015		2016		2015
(In thousands)
Americas	$44,012	78%	$32,901	73%	$118,793	77%	$104,397	72%
Asia/Pacific & Europe	12,148	22%	12,254	27%	34,714	23%	40,638	28%
Total	$56,160	100%	$45,155	100%	$153,507	100%	$145,035	100%

	Active Independent Distributors (1)
	(unaudited)

	March 31,
	2016		2015
Americas	49,000	69%	44,000	67%
Asia/Pacific	22,000	31%	22,000	33%
Total	71,000	100%	66,000	100%

	Active Preferred Customers (2)
	(unaudited)

	March 31,
	2016		2015
Americas	97,000	82%	93,000	82%
Asia/Pacific	21,000	18%	21,000	18%
Total	118,000	100%	114,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Preferred Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:
(Unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2016	2015	2016	2015
(In thousands)
GAAP Net income	$1,003	$573	$3,669	$6,761
Interest Expense	1,808	748	3,176	2,341
Provision for income taxes	774	151	2,233	3,182
Depreciation and amortization	441	573	1,424	1,738
Non-GAAP EBITDA:	4,026	2,045	10,502	14,022
Adjustments:
Stock compensation expense	935	536	1,577	1,505
Other (income) expense, net	46	13	256	56
Other adjustments*	113	717	1,727	(1,283)
Total adjustments	1,094	1,266	3,560	278
Non-GAAP Adjusted EBITDA	$5,120	$3,311	$14,062	$14,300

*Other adjustments for the nine months ended March 31, 2016 include approximately $0.7 million for executive severance expenses, $0.9 million for search firm and hiring expenses associated with the search for executive officers, and $0.1 million for expenses associated with the reverse stock split completed during October 2015. Other adjustments for the nine months ended March 31, 2015 include a ($2.0) million reduction for a one-time pretax benefit from settlement proceeds, $0.6 million in CEO severance expenses and $0.1 million in search firm expenses. Other adjustments for the three months ended March 31, 2016 include approximately $0.1 million for search firm and hiring expenses associated with the search for executive officers. Other adjustments for the three months ended March 31, 2015 include $0.6 million in CEO severance expenses and $0.1 million in search firm expenses.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:
(Unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2016	2015	2016	2015
(In thousands)
GAAP Net income	$1,003	$573	$3,669	$6,761
Executive team severance expenses (1)	—	384	421	384
Executive team recruiting and transition expenses (2)	70	103	553	103
Reverse split administrative expenses (3)	—	—	99	—
Write-off of deferred debt transaction costs (4)	960	—	960	—
Insurance proceeds from product recall (5)	—	—	—	(1,360)
Non-GAAP Net Income:	$2,033	$1,060	$5,702	$5,888

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2016	2015	2016	2015

Diluted earnings per share, as reported	$0.07	$0.04	$0.26	$0.47
Executive team severance expenses (1)	—	0.03	0.03	0.03
Executive team recruiting and transition expenses (2)	—	0.01	0.04	0.01
Reverse split administrative expenses (3)	—	—	0.01	—
Write-off of deferred debt transaction costs (4)	0.07	—	0.07	—
Insurance proceeds from product recall (5)	—	—	—	(0.1)
Diluted earnings per share, as adjusted	$0.14	$0.08	$0.41	$0.41

(1) Net of $256,000 in tax expense for the nine months ended March 31, 2016, and net of $181,000 for the three and nine months ended March 31, 2015
(2) Net of $43,000 and $337,000 tax expense for the three and nine months ended March 31, 2016, respectively, and net of $48,000 in tax expense for the three and nine months ended March 31, 2015
(3) Net of $60,000 tax expense for the nine months ended March 31, 2016
(4) Net of $584,000 tax expense for the three and nine months ended March 31, 2016
(5) Net of $640,000 tax expense for the nine months ended March 31, 2015